UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 21, 2017, the Board of Directors recommended and the majority shareholder (holding 94% of the voting shares) voted in favor of increasing the authorized capital of the Company from Two Hundred Fifty Million (250,000,000) shares, to One Billion (1,000,000,000) shares to be effective August 1, 2017.  No change was made to the number of preferred shares authorized.  Accordingly, as of August 1, 2017, the total authorized capital of the Company will be comprised of Nine Hundred Ninety-Nine Million (999,000,000) shares of common stock, par value $0.00001 per share, and One Million (1,000,000) shares of Preferred Stock, of which Five Hundred Thousand (500,000) shares are designated as Series A Preferred Stock, par value $0.0001 per share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1t	Articles of Amendment to Amended and Restated Articles of Incorporation, July 21, 2017 Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

July 24, 2017	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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